Hondo Oil and Gas Company
                    Fairness Analysis
                           as of
                      September 1998
                     Review Package

                  HOULIHAN LOKEY HOWARD & ZUKIN
                        FINANCIAL ADVISORS


              1930 Century Park West
          Los Angeles, California 90067
                   (310) 553-8871
               http://www.hlhz.com

Los Angeles  New York  Chicago  San Francisco  Washington, D.C.
Minneapolis  Dallas  Atlanta  Toronto



TABLE OF CONTENTS

                                                   Page

Introduction                                        1

Business Overview                                   2

Net Asset Value Approach                            4

Trading Price Analysis                              5



Conclusion                                          7




Introduction




Engagement Overview

We understand that the Committee has requested that Houlihan Lokey render an opinion as to the fairness, from a financial point of view, to the public stockholders of the Company (other than Lonrho) of the consideration to be received by them in connection with the Merger. The Opinion will be delivered in writing at the request of the Committee. The Opinion shall not address the Company's underlying business decision to effect the Transaction. Our final written Opinion will, at the request of the Committee, be addressed to the entire Board of Directors of the Company. We have not been engaged to initiate any discussions with third parties with respect to a possible acquisition of the Company.

Company Overview

Hondo Oil and Gas is an independent oil and gas company, presently focusing on international oil and gas exploration and development. Its current operations consist of four wells of limited value in Colombia South America. The company is close to default on one of its credit agreements with Lonrho PLC. (See the business overview for more detail.) Ownership of the Company is represented by 13,798,424 common shares issued and outstanding as of the valuation date.

Transaction Overview

Lonrho has offered to acquire all of the outstanding shares of Hondo Oil and Gas Company for a consideration of $.05 per share in cash. The total number of outstanding shares that are not owned by Lonrho are approximately 4,363,828, which brings the total merger consideration to approximately $218,000.


Business Overview


Hondo's principal asset is its interest in the Opon Contract, an exploration concession for an area in the Middle Magdalena Valley of Colombia, South America. This area currently houses four non-performing wells. The history and current status are as follows:

-    Opon No. 3 and Opon No. 4 (Source: 6/30/98 10-Q)
 X   Opon No. 3 completed drilling and testing in Sept 1994 and
Opon No. completed drilling and testing in Sept 1995
  X    Successful wells which started producing in December, 1997
  X In April 1998, the Company announces that the rate of Decline inproduction from Opon No. 3 and Opon No. 4 had been higher than expected during the first five months of production. An analysis by the company's independent reserve engineers have concluded that it will be uneconomic to continue with the wells post fiscal 1998.
- Opon No. 6 (Source:  6/30/98 10-Q)
  X    Third gas well in Colombia which cost approximately $30.6
million
  X    Several mechanical problems during the completion and
testing of the well
  X     Associate  parties are attempting to negotiate a
settlement of claims against the last supplier of services and equipment related to the problems encountered during completion operations
  X    This well experienced equipment failure (the TCP guns
failed  to fire) and possible subsequent formation damage.
-    Opon No. 14 (Source:  6/30/98 10-Q)
  X    Fourth gas well in Colombia which cost approximately $26.3 million
  X    Results were unsuccessful
  X    It has been temporarily suspended in such a manner that it may be re-entered in the future, should it be deemed economical to do so.
  X     The company's proven reserves and future revenues
resulting from the four wells in Opon Field, as estimated by Netherland, Sewell and Associates, are valued at $70,000.
Further:

- Hondo Oil & Gas has had close to $37 million in net losses over the past three fiscal years due to their unsuccessful operations in Colombia (Source: 9/30/97 10-K)
- The Company has concluded that the capitalized costs of its Colombian exploration and production activities are worthless (Source: 6/30/98 10-Q)
- Management has concluded that the Company is no longer a going-concern (Source: 6/30/98 10-Q)
- Hondo has reached settlements with several of its creditors. Obligations totaling $5.943MM were settled for $578,000. (Source: 6/30/98 10-Q and Hondo management)
- Hondo has loan agreements with its majority shareholder, Lonrho Plc (Source: 9/30/97 10-K)
  X    Includes event of default that is triggered if, by October
1, 1998, it does not increase its proved reserves reported by September 30, 1997, by 25%
  X     Negatives results by Opon No. 14 well make it unlikely
that  the Company will meet this requirement
  X   In  June 1998, Lonrho Plc took charges of 67 million pounds mostly to write down its investment in Hondo Oil & Gas Co.
(Source:  Bloomberg)
  X   On  June 29, 1998, Hondo Oil & Gas (ticker: HOG) was
delisted from the American Exchange and currently trades on the OTC market (Source: Bloomberg)
  X   In July 1998, Amoco announced that it would write off $214 million which is attributed to its Opon investment (Source:
Platt's  OilGram News)
  X   The Company is considering available alternatives in light of its current financial situation which may include continued negotiations with its existing creditors, dissolution of the Company or filing under the appropriate bankruptcy law. (Source:
6/30/98 10-Q)

NET ASSET VALUE APPROACH

($ in thousands)



                                      6/30/98                        Liquidation
                                      Book Value    Adjustments      Value
Assets

Cash and Cash Equivalents             1,140.00(a)       199.00         941.00
Accounts Receivable, net              2,502.00(b)     1,764.00         738.00
Prepaid Expenses and other               63.00(c)        63.00             -
      Total Current Assets            3,705.00        2,026.00       1,679.00

Property, Plant & Equip                  20.00(d)         -             20.00
Net Assets of Discontinued Operations 2,344.00(e)     2,344.00             -
Other Assets                             42.00(f)        42.00             -
      Total Assets                    6,111.00(g)     4,412.00       1,699.00


Liabilities

Creditors
Accounts Payable                      7,285.00          807.00       6,478.00
Accrued Expenses                      6,087.00                       6,087.00

Debt
Funding Agreement                    27,058.00                      27,058.00
Current Maturities of Notes
   Payable                          118,071.00(h)     9,043.00(i)  109,028.00
      Total Current Liabilities     158,501.00        9,850.00     184,651.00

Deferred Income Taxes                      -               -               -
      Total Liabilities             158,501.00        9,850.00     148,651.00

Liquidation Value                            (146,952.00)

Net Proceeds from Liquidation                 0.00

(a) Cash and Cash equivalents are fully recoverable and can be used to paydown creditors
(b) Receivables collected and currently being used for working capital
(c)  Prepaid expenses are not recoverable
(d)  The book value of computer assets is fully recoverable
(e) The discontinued assets are attributed to the properties at Via Verde and Newhall are to be sold for $3.1MM
(f)  Other assets are not recoverable
(g) Proven value of oil and gas reserves of $100 is an off balance sheet item and not included in total assets
(h) The CMNP was grossed up from the June 30, 1998 level of $112.519MM to reflect debt settlements
(i) The reduction of CMNP consist of the $5.53MM in negotiated settlements and the $3.1MM in net assets of discontinued operations whose proceeds are assumed to be used to paydown the mortgages, thus reducing debt.

Trading Price Analysis

Institutional Ownership

[CAPTION]

Top Ten Institutional Holders
Client Name
                              Held        Percent


Dimensional Fund              316,500     2.29
BZW Barclays                   82,016      .59
Mellon Bank                    28,635      .21
M&I Investment Mgmt.           11,000      .08
Oppenheimer & Co.               9,700      .07
World Asset Mgmt.               8,300      .06
Alliance Capital Mgmt.          5,200      .04
Bear Stearns                    5,000      .04
First Security Investment Mgmt. 4,500      .03
DLJ Corp.                       3,000      .02

Source:  Bloomberg, 8/10/98


Analyst Coverage Summary

Hondo is not currently followed by any Analysts.

Historical Price and Volume Analysis

The Company was delisted from the American Stock Exchange on 6/29/98, therefore the average trading volume has decreased significantly to 10,321 shares traded a day. The following table contains historical daily price and volume information.

                    Historical Price and Volume Chart


Net Asset
Value Approach
($ in thousands)                6/30/98
                                                                     Liquidation
                                Book Value          Adjustments       Value

Assets

Cash and Cash Equivalents       1,140.00  (a)          199.00             941.00
Accounts Receivable, net        2,502.00  (b)        1,764.00             738.00
Prepaid Expenses and other         63.00  (c)           63.00                 --
            Total Current       3,705.00             2,026.00           1,679.00
               Assets

Property, Plant &                  20.00  (d)              -               20.00
  Equip.
Net Assets of                   2,344.00  (e)        2,344.00                  -
Discontinued
Operations
Other Assets                       42.00  (f)           42.00                  -
                Total Assets    6,111.00  (g)        4,412.00           1,699.00

Liabilities

Creditors

Accounts Payable                7,285.00               807.00          6,478.00
Accrued Expenses                6,087.00                               6,087.00

Debt

Funding Agreement              27,058.00                              27,058.00
Current Maturities            118,071.00  (h)        9,043.00  (i)   109,028.00
of Notes Payable
            Total Current     158,501.00             9,850.00        148,651.00
            Liabilities


Deferred Income
     Taxes                            -                    -                  -
            Total             158,501.00             9,850.00        148,651.00
            Liabilities

Liquidation Value                                         (146,952.00)

Net Proceeds from Liquidation                                    0.00


(a) Cash and cash equivalents are fully recoverable and can be used to paydown creditors
(b) Receivables collected and currently being used for working capital
(c)  Prepaid expenses are not recoverable
(d)  The book value of computer assets is fully recoverable
(e) The discontinued assets are attributed to the properties at Via Verde and Newhall are to be sold for $3.1MM
(f)  Other assets are not recoverable
(g) Proven value of oil and gas reserves of $100 is an off balance sheet item and not included in total assets
(h) The CMNP was grossed up from the June 30, 1998 level of $112.518MM to reflect debt settlements
(i) The reduction of CMNP consists of the $5.53MM in negotiated settlements and the $3.1MM in net asset of discontinued operations whose proceeds are assumed to be used to paydown the mortgages, thus reducing debt



Security Price
History

HONDO OIL                                           9/21/98
& GAS CO COM
HOGL       43813810     Common Stock                  OTC
U.S. Dollar


                 VOLUME        High        Low       PRICE
   9/18/97       10,900      6.1250     5.8750      $5.938
   9/19/97        6,400      6.0625     5.8125      $5.938
   9/22/97       16,000      6.1875     6.0000      $6.125
   9/23/97       15,100      6.0000     5.8125      $6.000
   9/24/97       14,500      6.0625     5.8750      $6.000
   9/25/97       23,900      6.0000     5.6250      $5.875
   9/26/97       13,800      5.8750     5.5625      $5.875
   9/29/97       15,300      5.9375     5.7500      $5.875
   9/30/97      101,600      7.5000     5.7500      $7.125
  10/01/97      108,800      8.8750     7.5000      $8.000
  10/02/97       66,700      8.5000     8.0000      $8.250
  10/03/97       43,600      8.6875     8.3750      $8.500
  10/06/97       20,500      8.7500     8.3750      $8.375
  10/07/97       29,400      8.3750     7.6250      $7.813
  10/08/97       14,400      7.9375     7.8125      $7.875
  10/09/97        9,000      8.0000     7.7500      $7.813
  10/10/97        3,700      8.0000     8.0000      $8.000
  10/13/97       12,200      8.5000     7.8125      $8.500
  10/14/97       20,500      8.8750     8.5000      $8.625
  10/15/97        3,100      8.8750     8.7500      $8.750
  10/16/97        9,100      8.5000     8.0000      $8.000
  10/17/97       44,600      8.8750     8.2500      $8.500
  10/20/97        8,800      8.6875     8.5000      $8.625
  10/21/97       16,400      8.7500     8.5625      $8.750
  10/22/97       33,700      9.7500     8.7500      $9.750
  10/23/97       20,300      9.5000     9.0000      $9.125
  10/24/97       12,000      9.3750     9.0625      $9.125
  10/27/97       19,500      9.3750     8.6250      $8.625
  10/28/97       11,900      8.8750     8.3750      $8.875
  10/29/97        2,000      8.8750     8.6250      $8.688
  10/30/97          600      8.5000     8.5000      $8.500
  10/31/97       14,300      8.6250     8.1250      $8.375
  11/03/97        2,600      8.8750     8.4375      $8.875
  11/04/97        3,200      9.0000     8.7500      $8.875
  11/05/97       10,400      8.7500     8.1250      $8.125
  11/06/97        2,100      8.5000     8.2500      $8.250
  11/07/97            0      8.4375     8.0625      $8.250
  11/10/97        4,100      8.5000     8.1250      $8.313
  11/11/97        6,100      8.1875     8.1250      $8.125
  11/12/97        8,000      8.2500     8.1250      $8.125
  11/13/97        1,000      8.0000     8.0000      $8.000
  11/14/97        3,700      8.0625     8.0000      $8.000
  11/17/97        3,000      7.9375     7.7500      $7.938
  11/18/97       25,200      7.8125     7.2500      $7.500
  11/19/97        1,900      7.6250     7.2500      $7.375
  11/20/97        8,500      7.5000     7.1875      $7.500
  11/21/97        2,400      7.7500     7.5000      $7.750
  11/24/97        2,600      7.9375     7.8750      $7.938
  11/25/97       16,700      7.8750     7.7500      $7.750
  11/26/97        1,200      7.7500     7.7500      $7.750
  11/28/97          900      7.8750     7.7500      $7.875
  12/01/97       12,300      7.7500     7.1250      $7.125
  12/02/97        6,800      7.0000     6.8750      $6.875
  12/03/97        6,900      6.9375     6.8750      $6.875
  12/04/97        1,400      6.7500     6.6250      $6.625
  12/05/97       11,400      6.7500     6.0000      $6.750
  12/08/97        3,000      6.5000     6.5000      $6.500
  12/09/97        3,300      6.6875     6.5000      $6.688
  12/10/97        9,100      6.6875     6.1250      $6.125
  12/11/97       14,700      6.3750     6.1250      $6.250
  12/12/97       32,200      7.4375     6.5000      $7.000
  12/15/97       13,900      7.3750     6.5625      $6.625
  12/16/97        5,100      6.6875     6.5000      $6.563
  12/17/97       10,600      7.0000     6.5625      $7.000
  12/18/97       24,100      7.2500     7.0000      $7.125
  12/19/97       16,900      7.0000     7.0000      $7.000
  12/22/97       12,000      7.0000     6.5000      $6.500
  12/23/97       17,500      7.1875     6.7500      $7.000
  12/24/97        1,500      7.0000     6.8125      $6.813
  12/26/97        1,400      6.9375     6.8750      $6.938
  12/29/97       10,500      6.8750     6.5625      $6.750
  12/30/97       25,400      6.9375     6.2500      $6.250
  12/31/97       33,800      6.5000     6.0000      $6.500
   1/02/98       13,900      7.1250     6.7500      $7.000
   1/05/98        5,900      7.0625     6.7500      $6.938
   1/06/98       13,100      7.0625     6.7500      $7.000
   1/07/98        7,400      7.2500     7.0000      $7.188
   1/08/98        9,000      7.3750     7.1250      $7.375
   1/09/98        7,600      7.4375     7.2500      $7.250
   1/12/98        2,300      7.3750     7.1250      $7.375
   1/13/98        2,200      7.4375     7.3750      $7.375
   1/14/98       29,400      8.1250     7.4375      $8.125
   1/15/98       13,200      8.1250     7.4375      $7.438
   1/16/98       13,700      8.1875     7.3750      $7.813
   1/20/98        4,800      8.0000     7.8750      $7.875
   1/21/98        4,700      7.6875     7.3125      $7.313
   1/22/98        2,500      7.3125     7.2500      $7.313
   1/23/98        2,000      7.5000     7.0625      $7.063
   1/26/98        2,600      7.1250     7.0625      $7.063
   1/27/98        9,500      7.2500     7.0625      $7.188
   1/28/98          600      7.2500     7.2500      $7.250
   1/29/98            0      7.4375     7.0625      $7.250
   1/30/98        2,300      7.0625     6.9375      $6.938
   2/02/98       11,300      6.8750     6.3750      $6.375
   2/03/98        3,400      6.5000     6.3125      $6.438
   2/04/98       21,500      6.3750     6.0625      $6.313
   2/05/98       23,300      6.7500     6.1875      $6.750
   2/06/98        8,400      6.8750     6.6250      $6.875
   2/09/98        2,700      6.9375     6.6250      $6.625
   2/10/98       22,800      6.7500     5.9375      $6.188
   2/11/98        8,700      6.2500     6.0000      $6.125
   2/12/98       11,900      6.2500     6.1250      $6.125
   2/13/98       17,300      6.2500     6.1250      $6.125
   2/17/98        1,800      6.5000     6.1250      $6.500
   2/18/98        4,700      6.3750     6.2500      $6.250
   2/19/98       11,000      6.3125     6.2500      $6.313
   2/20/98        8,100      6.3750     5.8750      $6.188
   2/23/98       15,700      6.3125     5.8750      $6.125
   2/24/98       14,000      6.1250     5.5000      $6.000
   2/25/98       34,200      6.2500     5.5000      $6.250
   2/26/98        7,500      6.3750     6.2500      $6.250
   2/27/98       21,900      7.0000     6.3750      $6.750
   3/02/98        7,700      6.7500     6.2500      $6.250
   3/03/98        2,500      6.3750     6.1250      $6.188
   3/04/98        9,600      6.6250     6.1875      $6.625
   3/05/98        6,900      6.5000     6.4375      $6.500
   3/06/98        9,300      6.7500     6.5000      $6.500
   3/09/98        2,300      6.5000     6.2500      $6.250
   3/10/98        2,200      6.2500     6.0000      $6.000
   3/11/98          600      5.8750     5.8750      $5.875
   3/12/98       21,800      5.8750     5.5000      $5.750
   3/13/98       18,600      5.7500     5.5625      $5.750
   3/16/98       12,700      6.0000     5.6250      $6.000
   3/17/98        7,900      5.9375     5.5000      $5.625
   3/18/98       45,300      5.6250     4.1250      $4.688
   3/19/98       69,800      5.5000     4.8750      $5.313
   3/20/98       30,900      5.3750     4.6250      $5.375
   3/23/98       16,200      5.4375     5.0000      $5.000
   3/24/98       79,200      5.0625     4.3750      $4.875
   3/25/98      187,400      4.5625     3.2500      $3.250
   3/26/98      768,500      1.8750     1.0000      $1.813
   3/27/98      278,800      1.8750     1.7500      $1.875
   3/30/98      139,300      1.8750     1.5000      $1.500
   3/31/98       56,300      1.7500     1.5625      $1.625
   4/01/98      131,700      1.8750     1.7500      $1.875
   4/02/98      255,500      2.4375     1.8750      $2.125
   4/03/98      256,000      2.5625     2.1875      $2.250
   4/06/98      183,300      2.3750     1.9375      $2.000
   4/07/98      100,500      2.0000     1.6875      $1.875
   4/08/98       52,500      1.9375     1.8125      $1.875
   4/09/98       35,100      1.9375     1.7500      $1.813
   4/13/98      533,400      1.5000     0.3750      $0.813
   4/14/98      108,500      1.0625     0.8125      $1.000
   4/15/98      117,500      1.3750     1.0000      $1.125
   4/16/98      123,800      1.1875     1.0625      $1.125
   4/17/98      115,600      1.0625     1.0000      $1.000
   4/20/98       39,400      1.0000     0.9375      $0.938
   4/21/98       73,300      1.0625     0.8750      $0.938
   4/22/98       84,200      1.0625     0.8750      $0.875
   4/23/98       14,700      0.9375     0.8750      $0.875
   4/24/98       18,700      0.9375     0.8750      $0.938
   4/27/98       32,700      0.9375     0.8750      $0.938
   4/28/98       31,000      1.0000     0.8750      $0.938
   4/29/98       18,100      0.9375     0.8750      $0.938
   4/30/98       42,400      0.9375     0.8750      $0.875
   5/01/98       82,000      0.8750     0.8125      $0.875
   5/04/98       21,200      0.8750     0.8125      $0.875
   5/05/98       19,800      0.8750     0.8125      $0.813
   5/06/98       29,600      0.8750     0.8125      $0.813
   5/07/98       40,400      0.8750     0.7500      $0.750
   5/08/98       68,500      0.8750     0.7500      $0.750
   5/11/98       23,400      0.8125     0.7500      $0.813
   5/12/98       22,600      0.8125     0.6875      $0.750
   5/13/98       15,000      0.7500     0.6875      $0.688
   5/14/98       65,200      0.7500     0.6250      $0.625
   5/15/98       94,000      0.6875     0.5625      $0.625
   5/18/98            0      0.6875     0.5625      $0.625
   5/19/98            0      0.6875     0.5625      $0.625
   5/20/98            0      0.6875     0.5625      $0.625
   5/21/98            0      0.6875     0.5625      $0.625
   5/22/98            0      0.6875     0.5625      $0.625
   5/26/98            0      0.6875     0.5625      $0.625
   5/27/98            0      0.6875     0.5625      $0.625
   5/28/98            0      0.6875     0.5625      $0.625
   5/29/98            0      0.6875     0.5625      $0.625
   6/01/98            0      0.6875     0.5625      $0.625
   6/02/98            0      0.6875     0.5625      $0.625
   6/03/98            0      0.6875     0.5625      $0.625
   6/04/98            0      0.6875     0.5625      $0.625
   6/05/98            0      0.6875     0.5625      $0.625
   6/08/98            0      0.6875     0.5625      $0.625
   6/09/98            0      0.6875     0.5625      $0.625
   6/10/98            0      0.6875     0.5625      $0.625
   6/11/98            0      0.6875     0.5625      $0.625
   6/12/98            0      0.6875     0.5625      $0.625
   6/15/98            0      0.6875     0.5625      $0.625
   6/16/98            0      0.6875     0.5625      $0.625
   6/17/98            0      0.6875     0.5625      $0.625
   6/18/98            0      0.6875     0.5625      $0.625
   6/19/98            0      0.6875     0.5625      $0.625
   6/22/98            0      0.6875     0.5625      $0.625
   6/23/98            0      0.6875     0.5625      $0.625
   6/24/98            0      0.6875     0.5625      $0.625
   6/25/98            0      0.6875     0.5625      $0.625
   6/26/98            0      0.6875     0.5625      $0.625
   6/29/98            0      0.6875     0.5625      $0.625
   6/30/98            0      0.6875     0.5625      $0.625
   7/01/98       97,400      0.6250     0.2500      $0.250
   7/02/98       46,000      0.2500     0.1250      $0.125
   7/06/98          100      0.1250     0.1250      $0.125
   7/07/98       15,300      0.2500     0.1250      $0.150
   7/08/98        8,800      0.1250     0.1250      $0.125
   7/09/98       16,000      0.1250     0.1250      $0.125
   7/10/98          100      0.0700     0.0700      $0.070
   7/13/98        7,300      0.1563     0.0700      $0.156
   7/14/98       12,800      0.0625     0.0625      $0.063
   7/15/98       23,200      0.1563     0.0625      $0.094
   7/16/98       13,000      0.1563     0.0938      $0.156
   7/17/98            0      0.1563     0.1250      $0.141
   7/20/98        6,400      0.1563     0.1250      $0.156
   7/21/98       15,800      0.1563     0.1250      $0.125
   7/22/98       24,200      0.1250     0.0625      $0.063
   7/23/98            0      0.1400     0.0625      $0.101
   7/24/98            0      0.1400     0.0625      $0.101
   7/27/98        5,600      0.0625     0.0625      $0.063
   7/28/98          100      0.0700     0.0700      $0.070
   7/29/98       15,500      0.1250     0.0700      $0.070
   7/30/98       15,600      0.0700     0.0700      $0.070
   7/31/98        2,200      0.1000     0.1000      $0.100
   8/03/98       10,000      0.1000     0.1000      $0.100
   8/04/98          300      0.0625     0.0625      $0.063
   8/05/98          600      0.0700     0.0700      $0.070
   8/06/98            0      0.1200     0.0700      $0.095
   8/07/98        2,500      0.0700     0.0700      $0.070
   8/10/98       61,900      0.1200     0.0800      $0.080
   8/11/98            0      0.1200     0.0850      $0.103
   8/12/98            0      0.1200     0.0800      $0.100
   8/13/98            0      0.1200     0.0800      $0.100
   8/14/98          500      0.0800     0.0800      $0.080
   8/17/98        1,000      0.0800     0.0800      $0.080
   8/18/98        7,500      0.1200     0.0900      $0.090
   8/19/98       29,000      0.1000     0.0900      $0.100
   8/20/98        2,100      0.1100     0.0800      $0.110
   8/21/98            0      0.1100     0.0800      $0.095
   8/24/98        4,200      0.0800     0.0800      $0.080
   8/25/98       26,700      0.0850     0.0700      $0.070
   8/26/98            0      0.0850     0.0650      $0.075
   8/27/98          700      0.0650     0.0650      $0.065
   8/28/98          500      0.0650     0.0650      $0.065
   8/31/98        2,000      0.0650     0.0650      $0.065
   9/01/98        8,600      0.0650     0.0650      $0.065
   9/02/98          900      0.0600     0.0600      $0.060
   9/03/98       27,000      0.0800     0.0600      $0.060
   9/04/98          700      0.0550     0.0550      $0.055
   9/08/98        1,600      0.0700     0.0700      $0.070
   9/09/98        6,100      0.0700     0.0650      $0.065
   9/10/98            0      0.0650     0.0550      $0.060
   9/11/98        1,000      0.0550     0.0550      $0.055
   9/14/98            0      0.0700     0.0550      $0.063
   9/15/98        7,900      0.0550     0.0550      $0.055
   9/16/98       27,000      0.0625     0.0550      $0.060
   9/17/98       38,700      0.0600     0.0450      $0.055
   9/18/98        4,200      0.0450     0.0450      $0.045

                 26,636                              10,321
              over year                                 OTC

Public Float

The float is the number of shares in the hands of the public and is an accepted proxy for the liquidity of the stock. The
Company's float is as follows:

                Hondo Oil & Gas Company Public Float

Number of Shares Outstanding as of 8/10/98              13,798,424
Less:  Shares Held by Lonrho Plc and Insiders            9,647,596
Less:  Shares Held by Institutional Holders                474,000
Estimated Hondo Oil & Gas Company Public Float (rounded) 3,676,800

Source:  Bloomberg, 8/10/98


Conclusion


Lonhro Offer

$.05 per share for 4,363,828 shares           $218,191.40

Liquidation Value

Value of Company's outstanding debts exceed its Asset liquidation value

Conclusion                                        Fair

The $.05 per share given as consideration for the value of the equity in Hondo Oil and Gas by Lonhro PLC is a fair value.